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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the: (a) Registration Statement (Form S-8 No. 33-50169) pertaining to the Retirement Plan of Harris Corporation,
(b) Registration Statements (Form S-8 No. 33-37969) (Form S-8 No. 33-51171) (Form S-8 No. 333-7985) pertaining to the Stock Incentive Plan of Harris Corporation, (c) Registration Statement (Form S-3 No. 333-03111) pertaining to the issuance of $250,000,000 Debt Securities, and (d) Registration Statement (Form S-3 No. 333-66241) pertaining to the issuance of $500,000,000 Debt Securities, of our report dated July 19, 2000 with respect to the financial statements of Wavetrace, Inc. included in this Current Report, as amended (Form 8-K/A) of Harris Corporation. Filed September 18, 2000.



                                                               ERNST & YOUNG LLP



September 14, 2000
Seattle, Washington